Exhibit 99.1

Juno Therapeutics and Fate Therapeutics Announce Strategic Research Collaboration to Improve the Therapeutic Profile of Engineered T Cell Immunotherapies

Alliance Utilizes Fate’s Hematopoietic Cell Programming Platform to Identify Small Molecule Modulators for Juno’s Leading Genetically-Engineered T Cell Immunotherapies

SEATTLE and SAN DIEGO — May 6, 2015 — Juno Therapeutics, Inc. (NASDAQ: JUNO) and Fate Therapeutics, Inc. (NASDAQ: FATE) announced today that they have executed a strategic research collaboration and license agreement to identify and utilize small molecules to modulate Juno’s genetically-engineered T cell product candidates to improve their therapeutic potential for cancer patients. The collaboration brings together Juno’s industry-leading expertise in the development of chimeric antigen receptor (CAR) and T cell receptor (TCR) based cellular immunotherapies and Fate’s innovative platform for programming the biological properties and in vivo therapeutic potential of hematopoietic cells.

“A deep understanding of T cell biology is the basis of Juno’s approach to creating best-in-class cellular immunotherapies,” said Hans Bishop, Chief Executive Officer of Juno Therapeutics. “Partnering with Fate Therapeutics, and accessing its strong science and leading platform for modulating the properties of immunological cells, enables interrogation of new avenues of T cell manipulation and provides an opportunity to enhance the therapeutic profile of our genetically-engineered T cell product candidates.”

Through the four-year research and development collaboration, Fate will be responsible for screening and identifying small molecules that modulate the biological properties of engineered T cells. Juno will be responsible for the development and commercialization of engineered T cell immunotherapies incorporating Fate’s small molecule modulators. Juno has the option to extend the exclusive research term for two years through an additional payment and continued funding of collaboration activities.

“We are excited to establish this strategic alliance with Juno, a company that shares our deep commitment to developing transformative cellular therapeutics for patients afflicted with life-threatening disorders,” said Christian Weyer, M.D., M.A.S., President and Chief Executive Officer of Fate Therapeutics. “This partnership exemplifies the extension of our small molecule programming platform to additional hematopoietic cell types, such as T cells, as we continue to build and advance our innovative pipeline of programmed hematopoietic cellular therapeutic candidates.”

Financial terms of the agreement include an upfront payment to Fate of $5 million and the purchase by Juno of one million shares of Fate common stock at $8.00 per share. Juno will fund all mutual collaboration activities for an exclusive four-year research term. For each product developed by Juno that incorporates modulators identified through the collaboration, Fate is eligible to receive approximately $50 million in target selection fees and clinical, regulatory and commercial milestones, as well as low single-digit royalties on sales. Fate retains exclusive rights to its intellectual property for all purposes outside of programmed CAR and TCR immunotherapies.

About Chimeric Antigen Receptor (CAR) Technology

Juno’s chimeric antigen receptor (CAR) technology genetically engineers T cells to recognize and kill cancer cells. Juno’s CAR T cell technology inserts a gene for a particular CAR into the T cell, enabling it to recognize cancer cells based on the expression of a specific protein located on the cell surface. When the engineered T cell engages the target protein on the cancer cell, it initiates a cell-killing response against the cancer cell.

About Cell Programming

Since its founding, Fate Therapeutics has been dedicated to programming the function of cells ex vivo to improve their therapeutic potential. Using advanced molecular characterization tools and technologies, Fate’s platform enables the identification of small molecule or biologic modulators that promote rapid and supra-physiologic activation or inhibition of therapeutically-relevant genes and cell-surface proteins, such as those involved in the homing, proliferation and survival of hematopoietic stem cells or those involved in the persistence, proliferation and reactivity of immunological cells. Fate utilizes its deep understanding of the hematopoietic system to rapidly assess and quantify the therapeutic potential of programmed hematopoietic cells in vivo, and applies its modulators to maximize the safety and efficacy of hematopoietic cellular therapeutics.

About Juno Therapeutics, Inc.

Juno Therapeutics is building a fully integrated biopharmaceutical company focused on revolutionizing medicine by re-engaging the body’s immune system to treat cancer. Founded on the vision that the use of human cells as therapeutic entities will drive one of the next important phases in medicine, Juno is developing cell-based cancer immunotherapies based on chimeric antigen receptor and high-affinity T cell receptor technologies to genetically engineer T cells to recognize and kill cancer. Juno is developing multiple cell-based product candidates to treat a variety of B-cell malignancies as well as solid tumors. Several product candidates have shown compelling evidence of tumor shrinkage in the clinical trials in refractory leukemia and lymphoma conducted to date. Juno’s long-term aim is to improve and leverage its cell-based platform to develop new product candidates that address a broader range of cancers and human diseases. Juno brings together innovative technologies from some of the world’s leading research institutions, including the Fred Hutchinson Cancer Research Center, Memorial Sloan Kettering Cancer Center, Seattle Children’s Research Institute, and The National Cancer Institute.

About Fate Therapeutics, Inc.

Fate Therapeutics is a clinical-stage biopharmaceutical company engaged in the development of programmed cellular therapeutics for the treatment of severe, life-threatening diseases. The Company’s approach utilizes established pharmacologic modalities, such as small molecules, to program the fate and function of cells ex vivo. The Company’s lead product candidate, PROHEMA®, is an ex vivo programmed hematopoietic cellular therapeutic, which is currently in clinical development for the treatment of hematologic malignancies and rare genetic disorders in patients undergoing hematopoietic stem cell transplantation (HSCT). The Company is also using its proprietary induced pluripotent stem cell platform to develop ex vivo reprogrammed hematopoietic and myogenic cellular therapeutics. Fate Therapeutics is headquartered in San Diego, CA. For more information, please visit www.fatetherapeutics.com.

Juno Forward Looking Statements

This press release contains forward-looking statements, including statements regarding the impact, benefits, timing, conduct, and funding of collaboration between Juno and Fate, as well as the capabilities, expertise, and responsibilities of each. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to, risks associated with: the success, cost, and timing of Juno’s product development activities and clinical trials, and Juno’s ability to finance these activities and trials; Juno’s ability to obtain regulatory approval for and to commercialize its product candidates; Juno’s ability to establish a commercially-viable manufacturing process and manufacturing infrastructure; regulatory requirements and regulatory developments; success of Juno’s competitors with respect to competing treatments and technologies; Juno’s dependence on third-party research institution collaborators and other contractors in Juno’s research and development activities, including for the conduct of clinical trials and the manufacture of Juno’s product candidates; Juno’s ability to obtain, maintain, or protect intellectual property rights related to its product candidates; amongst others. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Juno’s business in general, see Juno’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2015 and Juno’s other periodic reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Juno disclaims any obligation to update these forward-looking statements.

Fate Therapeutics Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s ability to identify and evaluate small molecule modulators for the programming of T cells, the Company’s plans to undertake certain preclinical research on the therapeutic potential of programmed T cells, our expectations regarding the clinical effectiveness and safety of programmed T cell therapeutics, including CAR and TCR products developed through the collaboration, and the potential benefits of the collaboration, including expected funding and payments to be received under the collaboration.  These and any other forward-looking statements in this release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that we are unable to conduct or complete activities required under the collaboration, the risk of cessation or delay of any development activities under the collaboration for a variety of reasons (including any difficulties or delays in identifying modulators for the programming of T cells, and any adverse effects or events or other negative results that may be observed in clinical development of any product candidates developed through the collaboration), and the risk that funding and payments received under the collaboration may be less than expected. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the risks and uncertainties detailed in the Company’s periodic filings with the Securities and Exchange Commission, including but not limited to the Company’s Form 10-K for the year ended December 31st, 2014, and from time to time the Company’s other investor communications. We are providing the information in this release as of this date and do not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.